EXHIBIT 10.1

Award Number:

HEELYS, INC. 2006 STOCK INCENTIVE PLAN
(As Amended and Restated Effective May 20, 2010)

RESTRICTED STOCK UNIT AGREEMENT

Grantee:

Address:

Total Units Subject to Restricted Stock Unit Award:

Date of Grant:

Vesting Commencement Date:

1.           Issuance of Restricted Stock Units.  Heelys, Inc., a Delaware corporation (the “Company”), hereby agrees to issue to the Grantee named above, and the Grantee hereby accepts, an award (the “Restricted Stock Unit Award”) of the number of restricted stock units set forth above as the “Total Units Subject to Restricted Stock Unit Award” (the “Units”), with one Unit entitling the Grantee to one share of Common Stock (each a “Share”) in accordance with this Restricted Stock Unit Agreement and subject to the terms and conditions of the Heelys, Inc. 2006 Stock Incentive Plan, as amended and restated effective May 20, 2010, and as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Plan.

2.           Eligibility for Earned Performance Units.  A Grantee will be eligible to receive Units in which the Grantee has a vested interest pursuant to the terms and conditions of this Restricted Stock Unit Award Agreement only if:

(a)	The Grantee was approved as a grantee for the Performance Period; and

(b)	The Grantee:

(A)	continues to be employed by the Company through the end of the Performance Period; or

Heelys, Inc.
2006 Stock Incentive Plan – Restricted Stock Unit Agreement

(B)
experiences a termination of Grantee’s Continuous Service during the Performance Period due to death, Disability, Retirement or Early Retirement.  For the purposes of this Agreement, “Retirement” shall mean a termination of Grantee’s Continuous Service with the Company solely due to retirement upon (or after) attainment of age 65, and “Early Retirement” shall mean a termination of Grantee’s Continuous Service with the Company solely due to retirement: (i) after attainment of age 55, but before attainment of age 65; and (ii) after completion of 15 “years of service” (as defined under the Heeling Companies 401(k) Plan), provided, however, that the Grantee’s termination of Continuous Service in either case must be a “separation from service” with the Company, as that term is defined in Treasury Regulation Section 1.409A-1(h), and any successor provision thereto (“Separation from Service”).

In the event of the Grantee’s death, the Grantee’s beneficiary or estate shall be entitled to the Units to which the Grantee otherwise would have been entitled under the same conditions as would have been applicable to the Grantee.

3.  Forfeiture; Company’s Cancellation Right.  Except as specifically provided otherwise in this Restricted Stock Unit Agreement, upon the date of any termination of the Grantee’s Continuous Service (the “Termination Date”) for any reason before all of the Units are released from the Forfeiture Restrictions described in Section 4 of this Restricted Stock Unit Agreement, all of the Units in which the Grantee is not, as of the Termination Date, vested in accordance with the provisions of this Restricted Stock Unit Agreement and that are subject to the Forfeiture Restrictions on that Termination Date (the “Unvested Units”) shall automatically be forfeited by the Grantee on the Termination Date and the Company shall cancel, without any additional consideration, such Unvested Units.

4.  Forfeiture Restrictions; Vesting.

(a)  The Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of any of the Unvested Units, or any right or interest therein, before the lapse of the Forfeiture Restrictions under this Restricted Stock Unit Agreement.

(b)  The “Vesting Commencement Date” set forth on the first page of this Restricted Stock Unit Agreement is the date on which the vesting period for the Restricted Stock Unit Award begins.  The vesting period continues until the date the Forfeiture Restrictions lapse as provided in Exhibit A attached hereto.

(c)  The Forfeiture Restrictions under this Restricted Stock Unit Agreement may lapse, and the Unvested Units may become vested and released from the Forfeiture Restrictions, earlier than the times stated above (or identified in Exhibit A) in accordance with Section 14(c) of the Plan, but only if the Change in Control constitutes a “change in control” within the meaning of Section 409A of the Code.

Heelys, Inc.
2006 Stock Incentive Plan – Restricted Stock Unit Agreement

(d)  The Company shall, except as provided below with respect to a payment delay required by Section 409A of the Code, issue and deliver or cause the issuance and deliverance of, in the name of the Grantee or the Grantee’s legal representative, one or more stock certificates representing the corresponding number of Shares equal to the number of vested Units, free of Forfeiture Restrictions, not more than 90 days following the date the Forfeiture Restrictions lapse or expire, with the exact date of issuance and delivery to be determined by the Company in its sole discretion.  Alternatively, upon written request of the Grantee, the Company may direct that the Shares be transferred to a broker designated by the Grantee.  Notwithstanding the preceding, with respect to Units that become payable upon a lapse of the Forfeiture Restrictions in connection with Retirement or Early Retirement, if the Grantee is deemed at the time of the Grantee’s Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed commencement of any payment is required in order to avoid a prohibited payment under Section 409A(a)(2)(B)(i) of the Code, the Shares with respect to such Units shall not be issued or delivered to the Grantee prior to the earlier of (i) the expiration of the six-month period measured from the date of the Grantee’s Separation from Service or (ii) the date of the Grantee’s death.  Upon the earlier of such dates, all Shares deferred pursuant to this Section 4(d) shall be issued and delivered to the Grantee (or the Grantee’s estate).

(e)  The determination of whether the Grantee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of the Grantee’s Separation from Service shall be made by the Company in accordance with the terms of Section 409A of the Code, and applicable guidance thereunder (including without limitation Treasury Regulation Section 1.409A-1(i) and any successor provision thereto).

5.  Representations of the Grantee.  The Grantee represents and warrants to the Company that the Grantee has received, read, and understood the Plan and this Restricted Stock Unit Agreement and agrees to abide by and be bound by their terms and conditions.

6.  Stockholder Rights.  The Grantee shall not have the right to dividends with respect to any of the Shares that may become issuable pursuant to the Restricted Stock Unit Award upon vesting of the Units, to vote any such Shares, or to enjoy any other stockholder rights with respect to any such Shares until the Forfeiture Restrictions expire and those Shares are actually issued and delivered in settlement of the Restricted Stock Unit Award, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.  No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery of Shares, except as provided in the Plan.

7.  Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Units that have been sold or otherwise transferred in violation of any of the provisions of this Restricted Stock Unit Agreement or the Plan, or (ii) to treat as owner of such Units, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Units shall have been purported to be so transferred.

8.  Tax Withholding Obligations.  No Shares will be delivered to the Grantee or any other person upon the lapse or expiration of the Forfeiture Restrictions regarding any of the Units until the Grantee or such other person has made arrangements acceptable to the Committee for the satisfaction of applicable federal, state or local income tax, employment tax, and social security tax withholding obligations, including obligations incident to the receipt of Shares.  In connection with the lapse or expiration of the Forfeiture Restrictions regarding any of the Units and the issuance and deliverance of the corresponding number of Shares equal to those Units, the Company or other Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or such other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

Heelys, Inc.
2006 Stock Incentive Plan – Restricted Stock Unit Agreement

9.  Capital Adjustments and Corporate Events.  If, from time to time during the term of this Restricted Stock Unit Agreement, there is (i) any capital adjustment with respect to the Shares which may become issuable with respect to the Unvested Units, the Unvested Units shall be adjusted in accordance with the provisions of Section 14(a) of the Plan, or (ii) any Change in Control which constitutes a “change in control” of the Company within the meaning of Section 409A of the Code, the Shares which may become issuable with respect to the Unvested Units shall be subject to the provisions of Sections 14(b) and 14(c) of the Plan.  Any and all new, substituted or additional securities to which the Grantee may be entitled by reason of the Grantee’s ownership of the Unvested Units hereunder and such capital adjustment or such corporate event shall be immediately subject to the forfeiture and cancellation provisions of this Restricted Stock Unit Agreement and included thereafter as “Unvested Units” for purposes of this Restricted Stock Unit Agreement.

10.  Nontransferability of Restricted Stock Unit Award.  None of the Grantee’s rights under this Restricted Stock Unit Agreement may be transferred or assigned in any manner other than by will or by the laws of descent and distribution; the Grantee’s rights under this Restricted Stock Unit Agreement may be exercised during the lifetime of the Grantee only by the Grantee.

11.  Tax Consequences.  The issuance and deliverance of Shares upon the lapse or expiration of the Forfeiture Restrictions regarding any of the Units will have tax consequences to the Grantee under the Code.  The Grantee has reviewed with the Grantee’s own tax advisors the federal, state and local tax consequences that may arise under this Restricted Stock Unit Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise under this Restricted Stock Unit Agreement.  The Grantee understands that the Shares to be issued and delivered upon the lapse or expiration of the Forfeiture Restrictions regarding any of the Units shall be taxed under Section 83 of the Code as ordinary income in an amount equal to the Fair Market Value of the Shares on the date those Shares are actually issued and delivered.

12.  Successors and Assigns.  The Company may assign any of its rights under this Restricted Stock Unit Agreement and this Restricted Stock Unit Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Restricted Stock Unit Agreement shall be binding upon the Grantee and his heirs, executors, administrators, successors, and permitted assigns.

Heelys, Inc.
2006 Stock Incentive Plan – Restricted Stock Unit Agreement

13.  Entire Agreement; Governing Law.  The Plan and this Restricted Stock Unit Agreement constitute the entire agreement of the Company and the Grantee (collectively the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Parties.  Nothing in the Plan and this Restricted Stock Unit Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties.  The Plan and this Restricted Stock Unit Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties.

14.  Severability and Reformation.  The Company and the Grantee intend all provisions of the Plan and this Restricted Stock Unit Agreement to be enforced to the fullest extent permitted by law.  Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan or this Restricted Stock Unit Agreement is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable.  If, however, any provision of the Plan or this Restricted Stock Unit Agreement is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan and this Restricted Stock Unit Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part thereof or hereof, and the remaining provisions of the Plan and this Restricted Stock Unit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

15.  Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas.  The captions and headings used in this Restricted Stock Unit Agreement are inserted for convenience and shall not be deemed a part of the Restricted Stock Unit Award or this Restricted Stock Unit Agreement for construction or interpretation.

16.  Dispute Resolution.  Unless provided otherwise in a then-effective written employment agreement, the provisions of this Section 16 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or the Grantee) arising out of or relating to the Plan and this Restricted Stock Unit Agreement.  The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Restricted Stock Unit Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party.  Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If either Party determines that the dispute cannot be resolved by negotiation, such Party shall notify the other Party and the Parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Restricted Stock Unit Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Dallas County, Texas) and that the Parties shall submit to the jurisdiction of such court.  The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Heelys, Inc.
2006 Stock Incentive Plan – Restricted Stock Unit Agreement

17.  Notice.  Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Restricted Stock Unit Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 17.

18.  Further Instruments.  Each Party agrees to execute such further instruments and to take such further action as may be necessary or reasonably appropriate to carry out the purposes and intent of this Restricted Stock Unit Agreement.

HEELYS, INC.

By:

Title:

Address:	3200 Belmeade Drive, Suite 100 Carrollton, Texas 75006

Heelys, Inc.
2006 Stock Incentive Plan – Restricted Stock Unit Agreement

THE GRANTEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, THE FORFEITURE RESTRICTIONS ON THE UNITS SUBJECT TO THE RESTRICTED STOCK UNIT AWARD SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, ELECTED OR APPOINTED, BEING GRANTED THE RESTRICTED STOCK UNIT AWARD OR BEING ISSUED SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK UNIT AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY AFFILIATE (OR THE GRANTEE’S EMPLOYER) TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S EMPLOYMENT IS “AT WILL.”

The Grantee acknowledges receipt of a copy of the Plan, represents that he is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Unit Award subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Restricted Stock Unit Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Restricted Stock Unit Agreement, and fully understands all provisions of this Restricted Stock Unit Agreement and the Plan.  The Grantee hereby agrees that all disputes arising out of or relating to this Restricted Stock Unit Agreement and the Plan shall be resolved in accordance with Section 16 of this Restricted Stock Unit Agreement.  The Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Restricted Stock Unit Agreement.

Dated:	Signed:
, Grantee

Address:

Heelys, Inc.
2006 Stock Incentive Plan – Restricted Stock Unit Agreement

EXHIBIT A

HEELYS, INC. 2006 STOCK INCENTIVE PLAN
(As Amended and Restated Effective May 20, 2010)

RESTRICTED STOCK UNIT AGREEMENT

[VESTING AND OTHER INDIVIDUALIZED TERMS TO BE PLACED HERE]

Heelys, Inc.
2006 Stock Incentive Plan – Restricted Stock Unit Agreement